UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2018
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METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware State or Other Jurisdiction of Incorporation	0-2816 Commission File Number	36-2090085 IRS Employer Identification Number

7401 West Wilson Avenue, Chicago, Illinois 60706
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (708) 867-6777

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 20, 2018, Methode Electronics, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Flash Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Grakon Parent, Inc., a Delaware corporation (“Grakon”), and Industrial Growth Partners IV, L.P., a Delaware limited partnership (“IGP”), pursuant to which the Company will acquire Grakon for $420 million in cash, on a cash-free, debt-free basis, subject to customary post-closing adjustments. Pursuant to the terms of the Merger Agreement, at the closing of the transaction contemplated by the Merger Agreement (the “Acquisition”), Merger Sub will be merged with and into Grakon, with Grakon surviving the merger and as a result of which Grakon will become a direct wholly owned subsidiary of the Company.

Each party’s obligation to consummate the Acquisition is conditioned upon customary closing conditions, including the expiration or termination of the applicable waiting periods (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The Acquisition has been approved by the holders of a majority of the outstanding shares of Grakon. The Merger Agreement also contains certain termination rights, including the right of either the Company or Grakon to terminate the Merger Agreement if the closing has not occurred on or before November 20, 2018. The Merger Agreement further contains various representations, warranties and covenants customary for transactions of this type, including certain customary interim operating restrictions on the conduct of Grakon’s business during the period from the execution of the Merger Agreement to the closing of the Acquisition.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms of the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of the Acquisition, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or the assets to be acquired. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Commitment Letter

In connection with the Merger Agreement, the Company entered into a debt commitment letter, dated as of August 20, 2018 (the “Commitment Letter”), with Bank of America, N.A. (“BAML”) and Wells Fargo Bank, National Association (“Wells Fargo”, and together with BAML, the “Commitment Parties”), pursuant to which, among other things, the Commitment Parties have committed to provide, subject to the terms and conditions of the Commitment Letter, a $250 million senior unsecured term loan credit facility and a $200 million senior unsecured revolving credit facility, the proceeds of which may be used to finance the Acquisition and for working capital, capital expenditures, and other lawful corporate purposes.

Item 8.01 Other Events.

On August 20, 2018, the Company issued a press release (the “Press Release”), announcing the execution of the Merger Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this report are forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are subject to the safe harbor protection provided under the securities laws. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations on a quarterly basis or otherwise. The forward-looking statements in this report involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from the Company’s expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as the Company’s annual and quarterly reports. Such factors may include, without limitation, the following: (1) dependence on a small number of large customers, including two large automotive customers; (2) dependence on the automotive, appliance, computer and communications industries; (3) investment in programs prior to the recognition of revenue; (4) timing, quality and cost of new program launches; (5) ability to withstand price pressure, including pricing reductions; (6) currency fluctuations; (7) customary risks related to conducting global operations; (8) ability to successfully market and sell Dabir Surfaces; (9) dependence on the Company’s supply chain; (10) income tax rate fluctuations; (11) dependence on the availability and price of raw materials; (12) fluctuations in the Company’s gross margins; (13) ability to withstand business interruptions; (14) ability to keep pace with rapid technological changes; (15) breach of the Company’s information technology systems; (16) ability to avoid design or manufacturing defects; (17) ability to compete effectively; (18) ability to protect the Company’s intellectual property; (19) successfully benefit from acquisitions and divestitures; (20) recognition of goodwill impairment charges; (21) significant adjustments to expense based on the probability of meeting certain performance levels in our long-term incentive plan;. (22) success of Pacific Insight and Procoplast and/or the Company’s ability to implement and profit from new applications of the acquired technology; and (23) costs and expenses due to regulations regarding conflict minerals; (24) the risk that the Acquisition may not be consummated within the expected time period or at all; (25) the Acquisition may involve unexpected costs, liabilities or delays; (26) the Company may be unable to achieve expected synergies and operating efficiencies from the Acquisition within the expected time frames or at all; (27) the integration of Grakon into the Company’s business may be more difficult, time consuming or costly than expected; (28) revenues, margins and cash flow following the Acquisition may be lower than expected; (29) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the Acquisition; and (30) uncertainties surrounding the Acquisition.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated August 20, 2018 announcing the execution of the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 20, 2018	METHODE ELECTRONICS, INC. By: /s/ Ronald L.G. Tsoumas Ronald L.G. Tsoumas Chief Financial Officer

Exhibit Index

Exhibit No.        Description
99.1            Press Release dated August 20, 2018 announcing the execution of the Merger Agreement.